UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2015

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada		27-3888260
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

 45 E. Main Street. Suite 208, Freehold, NJ 07728

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

Effective April 14, 2015, the Company’s newly-formed wholly-owned subsidiary, Dr. Park Avenue, Inc., a Nevada corporation (“Subsidiary”), has terminated and rescinded the Asset Purchase Agreement (“Agreement”) to acquire all of the assets of Dr. Park Ave. (“Dr. Park Ave. New Jersey”), which Agreement was disclosed on the Company’s report on Form 8-K filed November 6, 2014.

The Agreement was terminated and rescinded because Dr. Park Ave. New Jersey was unable to provide the necessary financial statements to allow the Company to file proforma financial statements in an amended report on Form 8-K within 71 days of the original report. In addition, Dr. Park Ave. New Jersey was unable to provide 2014 audited financial statements to enable the Company to file consolidated financial statements with its Subsidiary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Dated: April 15, 2015

By: /s/ Bruce J. Schoengood
      President and Chief Executive Officer